UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2010

Kratos Defense & Security Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA  92121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 812-7300

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of Director

On November 23, 2010, Jane E. Judd was appointed to the board of directors of Kratos Defense & Security Solutions, Inc. (the “Company”) to serve as a director of the Company.  Ms. Judd’s appointment will become effective and her term will begin on January 1, 2011.  Ms. Judd is a government contracting and national security industry veteran and brings significant experience to the Company’s board.

Ms. Judd previously served as the Vice President and Corporate Controller of The Titan Corporation, a major national defense services and solutions provider.  More recently, Ms. Judd served as the Senior Vice President and Chief Financial Officer of Telisimo International, where she was also a member of the board of directors.  Ms. Judd is a certified public accountant and received a Bachelor of Science degree from the University of Utah in 1976.

Ms. Judd will serve as the designated financial expert of the Company’s audit committee and will be named to other committees as appropriate.  Ms. Judd’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:     /s/ Eric DeMarco
Eric DeMarco
President and Chief Executive Officer

Date:  November 30, 2010